EXHIBIT A
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                                     FORM OF

                                 PROMISSORY NOTE


Seattle,  Washington

____________  __,  2000                                               $590723.27


     FOR VALUE RECEIVED, the undersigned, two (2) years from the date hereof, promises to pay to the order of Kelvin John Claney, Robin Jan Marney and William Ainslie Reece, in their capacity as trustees of The Better Block Trust created by Deed dated 1 January 1994, the sum of Five Hundred Thousand Seven Hundred and Twenty Three Dollars and Twenty Seven Cents ($590,723.27), in legal tender of the United States with interest thereon at the rate specified below, compounded monthly from the date hereof.

     1.     Interest Rate.  The rate of interest shall be determined monthly and
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shall  be the prime lending rate, as set forth in the Money Rates section of the
Wall Street Journal on the fifteenth (15th) day of each month, plus one percent (1%) per annum.

     2.     Application  of  Payments.  All payments made shall be applied first
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to late payment charges outstanding (if any), then to accrued interest, and then to  principal.

     3.     Prepayment  of  Principal.  So long as there is no default under the
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terms of this note, the undersigned shall have the right to make a prepayment of the  principal  balance  or  any  portion  thereof  without  charge  or premium.

     4.     Default.  If any payment is not paid when due, or if the undersigned
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breach any other agreement with the holder of this note, the undersigned will be in default. Upon default, the holder may declare the unpaid principal balance and all accrued interest and unpaid late charges, if any, immediately due and payable, without notice, and Obligors will then pay that amount.

          Upon default, the holder may also increase the interest rate to a rate equal to four (4) percentage points greater than the rate otherwise provided in this note, and such interest rate shall apply until the note is fully paid. In addition, the holder may include any unpaid interest and late charges at the time of acceleration as part of the amount due under this note and subject to interest at the higher rate determined according to this paragraph.

          The holder may employ attorneys or other agents to collect amounts due under this note if the undersigned is in default or to otherwise enforce the terms of this note and any agreement securing this note, and the undersigned agrees to pay all fees, costs and expenses incurred by the holder as a consequence of its default. Such fees, costs and expenses include attorneys' fees whether or not litigation is commenced and including any appeal, fees or


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expenses  incurred  in  any  bankruptcy,  receivership,  or  other  insolvency proceedings, any anticipated post-judgment collection charges, and all other costs of collection, including court costs.

     5.     Waiver.  The  undersigned  hereby  waives  presentment,  demand for
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payment,  protest,  notice  of nonpayment or dishonor, and any relief, waiver or discharge arising from any extension of time for payment granted before, at or after maturity, or for any other causes.

ORAL PROMISES TO FORGIVE PAYMENT OR TO FOREBEAR ENFORCEMENT OF PAYMENT ARE NOT ENFORCEABLE.


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                                           By:     /s/  Thomas  Woolsey
                                               --------------------------------
                                                   Thomas  Woolsey
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                                                        [Print Name]

                                           Its:  President
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